JAMES KENNEY, et al., Plaintiffs, v. KEVIN A. PLANK, et al., Defendants.	* * * * * *	IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-18-003939

NOTICE OF PROPOSED SETTLEMENT
AND OF SETTLEMENT HEARING
TO: ALL OWNERS OF CLASS A COMMON STOCK OR CLASS C COMMON STOCK OF UNDER ARMOUR, INC. (“UNDER ARMOUR”) AS OF MAY 7, 2025 AND WHO CONTINUE TO HOLD SUCH UNDER ARMOUR COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING (“CURRENT UNDER ARMOUR STOCKHOLDERS”).
THIS NOTICE CONCERNS THE PENDENCY AND PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT UNDER ARMOUR STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS IN CONNECTION WITH THE SETTLEMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE LITIGATION THAT IS THE SUBJECT OF THE PROPOSED SETTLEMENT. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
THIS DERIVATIVE LITIGATION THAT IS THE SUBJECT OF THE PROPOSED SETTLEMENT IS NOT A “CLASS ACTION.” THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. THE DERIVATIVE CLAIMS HAVE BEEN ASSERTED ON BEHALF AND FOR THE BENEFIT OF UNDER ARMOUR. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT OR THE AMOUNT OF ATTORNEYS’ FEES AND EXPENSES DESCRIBED IN THIS NOTICE, YOU NEED NOT TAKE ANY ACTION.
YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Baltimore City Circuit Court (the “Court”), that a proposed settlement (the “Settlement”) has been reached in the following stockholder derivative actions: (i) Kenney v. Plank, et al., Lead Case No. 24-C-18-003939 (Balt. City Cir. Ct. Md.) (the “Consolidated State Derivative Action”), pending in this Court; and (ii) Paul v. Plank, et al., Nos. 1:18-cv-02239 (D. Md.) and 24-1144 (4th Cir.) (the “Federal Derivative Action”), currently on appeal in the United States Court of Appeals for the Fourth Circuit from the United States District Court for the District of Maryland (the “Federal Appeal,” and together with the Consolidated State Derivative Action and the Federal Derivative Action, the “Settling Actions”). If the Court approves the proposed Settlement, you shall be forever barred from contesting the fairness, adequacy, and reasonableness of the proposed Settlement and from pursuing the Released Plaintiffs’ Claims.1
As explained below, a hearing will be held before the Court on August 14, 2025 at 9:30 a.m., via Zoom for Government (the “Settlement Hearing”), at which the Court will determine: (i) whether to approve the Settlement, on the terms and conditions set forth in the Stipulation and Agreement of Settlement entered into on May 7, 2025 (the “Stipulation”), as fair, reasonable, and adequate and in the best interests of Under Armour and Under Armour’s stockholders; (ii) whether the notice of the Settlement effectuated pursuant to the Court’s June 3, 2025 Order met applicable legal and due process standards; (iii) whether the Court should enter the Judgment, substantially in the form of Exhibit C to the Stipulation, dismissing with prejudice the Consolidated State Derivative Action against Defendants and releasing the Released Claims; (iv) whether the Court should approve Plaintiffs’ Counsel’s application for a Fee and Expense Award and Service Awards (the “Application”); and (v) such other matters as the Court deems appropriate. You have an opportunity to be heard at this hearing.
The Court reserves: (i) the right to continue or to adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without any further notice to Current Under Armour Stockholders; (ii) the right to approve the proposed Settlement, with such modifications as the Settling Parties may agree to, without further notice to Current Under Armour Stockholders; and (iii) the right to hold the Settlement Hearing by telephone or video conference without further notice to Current Under Armour Stockholders.
The terms and conditions of the Settlement are summarized in this Notice and set forth in full in the Stipulation, by and among (i) the stockholder plaintiffs in the Consolidated State Derivative Action, including James Kenney, Shawn Luger, Anthony Viskovich, Robert Lowinger, William L. Robison, and Oscar Weller (collectively, the “State Plaintiffs”); (ii) Balraj Paul, plaintiff in the Federal Derivative Action (the “Federal Plaintiff,” and with the State Plaintiffs, “Plaintiffs”), (iii) individual defendants Kevin A. Plank, Brad Dickerson, George W. Bodenheimer, Douglas E. Coltharp, Jerri L. DeVard, Karen W. Katz, A.B. Krongard, Eric T. Olson, Harvey L. Sanders, Lawrence P. Molloy, Thomas J. Sippel, David E. Bergman, Mohamed A. El-Erian, Byron K. Adams, Jr., Patrik Frisk, Karl-Heinz Maurath, and William R. McDermott (collectively, the “Individual Defendants”); (iv) defendant Sagamore Development Company, LLC (“Sagamore”); and (v) nominal defendant Under Armour (together with the Individual Defendants and Sagamore, “Defendants;” and Defendants together with Plaintiffs, the “Settling Parties”). You can obtain more information by reviewing the Stipulation, which is available on the “Investor Relations” page of Under Armour’s corporate website at
1 All capitalized terms used in this Notice that are not otherwise defined herein have the meanings provided in the Stipulation.

https://about.underarmour.com/en-us/investors.html. If approved by the Court, the Settlement will fully and finally resolve the dispute and result in the dismissal with prejudice of the Settling Actions.
The Court has not determined the merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of any claim or defense asserted in the Settling Actions.
I.BACKGROUND OF THE SETTLING ACTIONS
A.Plaintiffs’ Allegations and Defendants’ Denials of Wrongdoing and Liability
1.Plaintiffs claim that from the third quarter of 2015 through the first half of 2017, certain current and former officers and directors of nominal defendant Under Armour breached fiduciary duties owed to the Company and its stockholders by making or permitting the publication of statements intended to create the impression that the strong demand that had fueled the Company’s extended streak of 20% year-over-year quarterly revenue growth would allow the Company to report similar growth for the foreseeable future. Plaintiffs allege the Individual Defendants knew when these statements were made that the impending bankruptcy of full-price retailer, The Sports Authority (“TSA”), would materially reduce sales, and that Under Armour had been relying on unsustainable sales practices to mask declining demand, including inducing full-price retailers to pull forward sales from future quarters into current quarters and selling excess inventory through low-margin discount retailers.
2.Plaintiffs allege these sales practices created revenue holes in future quarters and undercut future sales and margins by damaging relationships with full-price retailers. Plaintiffs allege that certain Individual Defendants acted on this non-public information, selling Under Armour stock for substantial profits before the combined impact of declining demand and unsustainable sales practices forced Under Armour in early 2017 to acknowledge slowing sales and then to reduce fiscal year 2017 revenue guidance in August 2017. On November 3, 2019, The Wall Street Journal reported that the U.S. Securities and Exchange Commission (“SEC”) was investigating the Company’s sales practices, and in July 2020, the SEC issued Wells Notices indicating that the Staff of the SEC had made a preliminary determination to recommend commencement of a civil action alleging violations of federal securities laws.
3.Plaintiffs contend that Under Armour suffered substantial damages as a result of the Individual Defendants’ alleged misconduct, including the costs of defending and resolving the SEC investigation and a class action alleging violations of the federal securities laws (In re Under Armour Securities Litigation, No. 1:17-cv-00388 (D. Md.) (the “Securities Action”)), and reputational injuries that increased the Company’s costs of capital and debt, and reduced sales and margins.
4.Defendants have denied and continue to deny each and all of the claims and contentions alleged against them by the Plaintiffs in the Settling Actions, including all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Settling Actions. Defendants also have denied and continue to deny, among other things, the allegations that the Plaintiffs, Under Armour, or Current Under Armour Stockholders have suffered damage as a result of actions or inaction of Under Armour’s Board of Directors (the “Board”). Defendants believe that they have substantial and meritorious defenses to the claims alleged against them. Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Under Armour and Current Under Armour Stockholders.
B.The Consolidated State Derivative Action
1.On February 21, 2017, counsel for plaintiff Shawn Luger sent Under Armour’s Board of Directors (the “Board”) a litigation demand stating factual and legal allegations upon which certain of the foregoing claims are based. Plaintiff Luger demanded that the Board investigate and commence litigation, if necessary, to obtain redress from the Individual Defendants. In response, the Board formed a committee, which, with the assistance of its own counsel, investigated the allegations in plaintiff Luger’s demand. Following that investigation, the Board determined to refuse plaintiff Luger’s demand. On August 7, 2017, counsel for the Company notified plaintiff Luger’s counsel of the Board’s decision.
2.On April 28, 2017, counsel for plaintiff James Kenney sent the Board a litigation demand detailing factual and legal allegations upon which certain of the foregoing claims and damages are based, as well as an additional claim for corporate waste arising from the Company’s purchase of real estate from entities controlled by defendant Plank through defendant Sagamore (the “Real Estate Claims”). Plaintiff Kenney demanded that the Board investigate and commence litigation, if necessary, to secure redress from the Individual Defendants, and adopt a range of corporate governance measures designed to prevent recurrence of the alleged wrongdoing. Plaintiff Kenney’s demand was referred to the same Board committee that investigated the allegations in plaintiff Luger’s demand, and that committee, with the assistance of its own counsel, investigated the allegations in plaintiff Kenney’s demand. Following that investigation, the Board determined to refuse plaintiff Kenney’s demand. On November 10, 2017, counsel for the Company notified plaintiff Kenney’s counsel of the Board’s decision.
3.After exchanging correspondence with counsel for the Company regarding the bases for the Board’s decision to refuse his demand, on June 29, 2018, plaintiff Kenney filed a stockholder derivative complaint in this Court alleging that the Board had wrongfully refused his litigation demand, and asserting claims for breach of fiduciary duty, unjust enrichment, and waste on behalf of the Company against the Individual Defendants. On July 25, 2018, plaintiff Luger filed a complaint in this Court asserting similar allegations and claims. The cases were designated for inclusion in the Court’s Business and Technology Case Management Program and assigned to Judge Audrey J.S. Carrión. On October 19, 2018, the Court ordered the cases consolidated for all purposes under the caption, Kenney v. Plank, et al., Case No.: 24-C-18-003939.
4.On November 9, 2018, pursuant to the stipulation of the parties, the Court appointed Robbins LLP (f.d.b.a., Robbins Arroyo LLP) as Lead Counsel for State Plaintiffs in the Consolidated State Derivative Action, responsible for coordinating State Plaintiffs’ activities, appearances, and notices, representing State Plaintiffs in connection with motions, discovery, pre-trial, and trial proceedings, and with authority to negotiate and enter into binding agreements with defense counsel. The Court’s order also adopted a schedule for the filing of a consolidated complaint and defendants’ response(s) thereto.

5.On December 10, 2018, State Plaintiffs filed their consolidated complaint (the “Consolidated Kenney Complaint”) and a motion to strike the Court’s notification of contemplated dismissal of defendant Olson, which was subsequently granted. The Consolidated Kenney Complaint asserted claims similar to those asserted in the demands sent by Luger and Kenney, including the Real Estate Claims.
6.On December 20, 2018, the parties filed a stipulation governing the schedule for briefing and hearing on defendants’ motion to stay the action, and then completed briefing on the contested motion. The Court heard argument, and, on March 29, 2019, ordered all proceedings stayed pending entry of final, non-appealable judgments in (1) the Securities Action, and (2) King v. Plank, et al., No. 18-cv-01264-GLR and Mioduszewski v. Plank, et al., 18-cv-01084-GLR, cases asserting claims similar to the Real Estate Claims asserted in the Kenney action. The order provided that the stay was subject to State Plaintiffs’ right to seek to lift the stay at any time for good cause shown based upon extraordinary and unforeseen developments.
7.On March 20, 2019, the King and Mioduszewski actions were consolidated. The defendants in the consolidated action moved to dismiss and, following briefing, the district court granted defendants’ motion to dismiss the consolidated action on March 30, 2020. No appeal was taken.
8.On May 28, 2020, plaintiffs Kenney and Luger presented a joint litigation demand to the Board supplementing their allegations based on information that became public after their initial demands were presented and refused by the Board, including facts relating to the SEC investigation and additional facts disclosed in filings in the Securities Action (the “Kenney-Luger Demand”). In response, the Board formed a committee (the “Review Committee”), which, with the assistance of its own counsel, investigated the allegations in the Kenney-Luger Demand. Following that investigation, the Board determined to refuse the Kenney-Luger Demand. On November 17, 2020, counsel for the Company notified counsel for Luger and Kenney of the Board’s decision. On May 19, 2021, the parties entered into a confidentiality agreement pursuant to which the Company provided State Plaintiffs with copies of the investigation report prepared by the Review Committee.
9.In August and October 2020, two stockholder derivative actions were filed in this Court against several of the Individual Defendants, including claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint and/or the Kenney-Luger Demand. Sua sponte the Court ordered both actions consolidated with and into the lead case in the Consolidated State Derivative Action, subject to the consolidation, leadership, and other orders entered in the lead case.
10.In 2022, 2023, and 2024, Lead Counsel for State Plaintiffs filed a series of status reports providing updates on the related actions behind which the Consolidated State Derivative Action was stayed. State Plaintiffs reported that two of the actions, King v. Plank, et al., and Mioduszewski v. Plank, et al., had been dismissed with prejudice in March 2020 and that the related Securities Action remained pending. The Consolidated State Derivative Action remained stayed under the terms of the Court’s stay order.

11.Following dismissal of the Federal Derivative Action (see infra), on October 27, 2023, plaintiffs Anthony Viskovich, Robert Lowinger, Oscar Weller, and William Robison, each of whom had been plaintiffs in the Federal Derivative Action prior to its dismissal, filed a stockholder derivative complaint in this Court captioned, Viskovich, et al. v. Plank, et al., Case No. 24-C-23-004641 (“Viskovich State Action”). The complaint in the Viskovich State Action includes claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint and/or the Kenney-Luger Demand. The Viskovich State Action plaintiffs assert derivative standing on the ground that the Board wrongfully refused their litigation demands, based in part on the Board’s alleged failures to disclose the existence of the SEC’s investigation and to evaluate the implications of the SEC’s July 2020 Wells Notices.
12.On December 8, 2023, State Plaintiffs filed a status report advising the Court that Lead Counsel in the Consolidated State Derivative Action had met and conferred with counsel for the parties in Viskovich State Action regarding the terms and conditions of a stipulation and proposed order consolidating the actions. On March 20, 2024, the Court approved the stipulation and entered an order consolidating the Viskovich State Action with and into the Consolidated State Derivative Action, subject to the orders entered to date in the Consolidated State Derivative Action.
C.The Federal Derivative Action
1.On July 5, 2017, counsel for plaintiff Paul sent the Board a litigation demand setting forth factual and legal allegations upon which certain of Plaintiffs’ claims and damages are based. Plaintiff Paul demanded that the Board investigate and commence litigation, if necessary, to secure redress from the Individual Defendants, and adopt a range of corporate governance measures designed to prevent recurrence of the alleged wrongdoing. Plaintiff Paul’s demand was referred to the same Board committee that investigated the allegations in the original demands by plaintiffs Luger and Kenney, and that committee, with the assistance of its own counsel, investigated the allegations. Following that investigation, the Board determined to refuse plaintiff Paul’s demand. On November 10, 2017, counsel for the Company notified plaintiff Paul’s counsel of the Board’s decision.
2.On July 23, 2018, plaintiff Paul commenced the Federal Derivative Action by filing a Verified Shareholder Derivative Complaint in the U.S. District Court for the District of Maryland (the “District Court”). Plaintiff Paul’s complaint asserted claims for breach of fiduciary duty and unjust enrichment against the Individual Defendants and included claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint. Plaintiff Paul alleged derivative standing on grounds that the Board had wrongfully refused his litigation demand. Pursuant to the parties’ stipulation, the District Court stayed the action pending developments in the related Securities Action.
3.While the Federal Derivative Action was stayed, The Wall Street Journal reported on November 3, 2019, that the SEC was investigating the Company’s sales practices, and in July 2020, the Company and two of its executives received Wells Notices. Plaintiff Paul then served a new litigation demand on the Board. Plaintiffs Viskovich, Lowinger, Weller, and Robison also sent similar litigation demands to the Board. These demands were all referred to the Review Committee, which, with the assistance of its own counsel, investigated the allegations. Following that investigation, the Board determined to refuse those demands. Counsel for the Company subsequently notified counsel to plaintiffs Paul, Viskovich, Lowinger, Weller, and Robison of the Board’s decision.
4.On November 20, 2020, plaintiff Viskovich filed a stockholder derivative action in the District Court (the “Viskovich Federal Action”). In January 2021, the defendants in the Federal Derivative Action moved to consolidate the Viskovich Federal Action, as well as two other related stockholder derivative actions, into the Federal Derivative Action. On January 27, 2021, the District Court granted the defendants’ motion.
5.On August 5, 2021, plaintiffs Paul and Viskovich jointly filed a motion seeking to file an amended complaint and to add Lowinger, Weller, and Robison as parties to the Federal Derivative Action. The District Court granted the motion on November 21, 2022, and the amended complaint was designated as the operative consolidated complaint (the “Consolidated Federal Complaint”) in the Federal Derivative Action on April 24, 2023.
6.On June 23, 2023, the defendants in the Federal Derivative Action filed a motion to dismiss the Consolidated Federal Complaint for failure to state a claim pursuant to Rules 23.1 and 12(b)(6), and for lack of subject matter jurisdiction under Rule 12(b)(1). The plaintiffs filed their opposition brief on August 22, 2023. On September 27, 2023, the District Court entered a dismissal order, which granted the defendants’ motion to dismiss for lack of subject matter jurisdiction and dismissed the claims in the Federal Derivative Action without prejudice.
7.Following this dismissal, plaintiffs Viskovich, Lowinger, Weller, and Robison filed the Viskovich State Action (as described above), which was subsequently consolidated into the Consolidated State Derivative Action.
8.On October 11, 2023, plaintiff Paul filed a Motion for Reconsideration or Leave to Amend seeking reconsideration of the dismissal of the Federal Derivative Action, or in the alternative, to grant leave to file an amended complaint. Following briefing on the reconsideration motion, the District Court entered an order denying the motion.
9.On February 7, 2024, plaintiff Paul filed the Federal Appeal. Briefing was complete as of July 22, 2024, and the Federal Appeal remains pending. On February 20, 2025, the parties to the Federal Appeal filed a motion with the appellate court jointly requesting a stay of the Federal Appeal, pending settlement proceedings in the Court. On April 10, 2025, the appellate court granted the parties’ motion to stay, and the Federal Appeal is being held in abeyance.
D.The Settlement Negotiations
1.In June 2024, the Settling Parties began exploratory discussions regarding the possibility of scheduling a global mediation facilitated by Hon. Layn Phillips (Ret.) of Phillips ADR Enterprises (the “Mediator”), who had successfully mediated the negotiations that resulted in the settlement of the Securities Action.
2.During the summer and fall of 2024, the Settling Parties worked through issues relating to the merits, disagreements regarding mediation format and timing, and complex insurance coverage questions before agreeing to participate in a formal in-person mediation session. Counsel for the Settling Parties caucused jointly and separately with the Mediator and his team in telephonic and video conferences, and exchanged confidential documents and other information bearing on the merits, damages, and insurance issues. Counsel for Plaintiffs reviewed and evaluated the relevant insurance policies and the coverage positions taken by the primary and excess insurers. The Mediator facilitated numerous discussions regarding the implications of the insurance policy exclusions, coverage limits, and positions taken by the various insurers for the range of potential settlement frameworks, including moderating direct discussions between Plaintiffs’ Counsel and Under Armour’s insurance counsel. While significant challenges remained following those exchanges, the Settling Parties agreed that sufficient progress had been made to warrant scheduling an in-person mediation session on October 28, 2024.
3.On October 4, 2024, Plaintiffs conveyed a superseding global settlement demand to defense counsel and the Mediator that provided a comprehensive summary of the alleged factual bases for Plaintiffs’ claims and alleged damages, and proposed a settlement framework centering on monetary and non-monetary consideration.
4.On October 18, 2024, the Settling Parties exchanged detailed mediation statements addressing the facts and law bearing on the claims, damages, and anticipated defenses. In response to a request from the Mediator, in the days leading up to the New York mediation, the Plaintiffs and Defendants each submitted proposed settlement term sheets covering material deal points. On October 25, 2024, Plaintiffs conveyed to Defendants a series of corporate governance reforms that they proposed to be implemented at Under Armour in connection with a settlement of the Settling Actions.
5.On October 28, 2024, representatives of the Settling Parties attended an in-person mediation session in New York City. Throughout the day and into the evening, the Settling Parties met in joint and separate sessions facilitated by the Mediator. The Settling Parties did not reach a settlement but agreed that enough progress had been made to warrant continuing settlement negotiations facilitated by the Mediator.
6.Over the next two and one-half months, under the auspices of the Mediator, counsel for the Settling Parties continued their negotiations, exchanging additional confidential information, evolving settlement frameworks, and numerous written proposals and counter-proposals.
7.The Settling Parties continued their negotiations with the Mediator’s assistance and brought them to a successful conclusion in January 2025. The negotiations culminated in an agreement in principle on the material substantive terms of the Settlement. The Settling Parties then negotiated a Term Sheet reflecting the substantive consideration for the Settlement, including that Defendants would cause their insurers to pay the Company $8.9 million, the Board and the Company would adopt, implement, and maintain a package of corporate governance enhancements, and the Settling Parties would incorporate these and other material terms into a formal stipulation and agreement of settlement to be presented to the Court for approval. The Settling Parties’ counsel executed the Term Sheet on January 18, 2025. Thereafter, the Settling Parties negotiated and reached agreement upon the formal operative terms of the Settlement as set forth in the Stipulation.

8.After executing the term sheet, counsel for the Settling Parties commenced arm’s-length negotiations with the Mediator’s assistance to determine the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits. Following a series of written and telephonic exchanges, the Mediator issued a double-blind mediator’s recommendation that Plaintiffs’ Counsel may seek a fee and expense amount of up to $4.75 million, subject to the Court’s approval. The Settling Parties accepted the Mediator’s recommendation.
II.TERMS OF THE SETTLEMENT
1.The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation and Exhibit A thereto, which have been filed with the Court and are available at a link on Under Armour’s website at the Investor Relations page at https://about.underarmour.com/en-us/investors.html. The following is only a summary of its terms.
2.Pursuant to the Settlement, and in consideration for the Settlement and release of all of the Released Claims, (i) the Company, on behalf of Defendants, shall cause payment of funds from the Individual Defendants’ insurance carriers to the Company in the amount of $8,900,000.00 (the “Settlement Fund”); and (ii) the Board and the Company shall, within sixty (60) calendar days of the Effective Date, adopt and/or amend all resolutions, committee charters, Corporate Governance guidelines, and/or other corporate policies as may be necessary to ensure the adoption, implementation, and adherence to the corporate governance, oversight, and internal controls measures (the “Enhancements”) for a period of no less than three (3) years from the Effective Date. The Enhancements are set forth in Exhibit A to the Stipulation and include: (1) adoption of a formal Disclosure Committee Charter; (2) enhancements to the Board’s Audit Committee functions; (3) enhanced rules with regard to matters relating to trading of the Company’s securities; (4) enhanced Corporate Governance Guidelines; (5) enhanced director training and continuing education; (6) an enhanced Board annual self-evaluation process; and (7) enhanced third-party evaluation of Under Armour’s internal audit functions.
3.Under Armour’s Board, including each of its independent, non-defendant directors, acting by unanimous resolution, has determined in the informed, good faith exercise of their business judgment that: (i) Plaintiffs’ litigation and settlement efforts in the Settling Actions are the cause of the Board’s agreement to adopt, implement, and maintain the Enhancements for the agreed term; (ii) the Enhancements confer corporate benefits upon the Company and its stockholders; and (iii) the Settlement is in all respects fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.
III.REASONS FOR THE SETTLEMENT
1.Plaintiffs’ Counsel believe that the claims asserted on behalf of Under Armour have merit, and do not concede the merit of any of Defendants’ defenses. Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Settling Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, based upon the substantial value of the Settlement’s benefits to Under Armour relative to the substantial delay, expense, management distraction, and great uncertainty and risk associated with continued litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, and procedural rules, and their assessment of the best interests of Under Armour and its stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement serves the best interests of Under Armour and its stockholders, and have therefore agreed to resolve the Settling Actions upon the terms and subject to the conditions set forth in the Stipulation.
2.Defendants have denied and continue to deny the allegations of wrongdoing, liability, and violation of any laws and the existence of any damages asserted against them. Defendants believe they have substantial and meritorious defenses to the claims alleged against them. Defendants assert that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Under Armour and its stockholders. Defendants have concluded that further litigation would be time-consuming and expensive. After weighing the costs, disruption, and distraction of further litigation, they have determined that, in order to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, the litigation should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants’ entry into the Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Settling Actions.
IV.RELEASES & DISMISSAL
1.The Settlement will become effective on the Effective Date, when all events upon which the Settlement is conditioned have occurred, including but not limited to (a) the entry of the Judgment approving the Settlement and dismissing the Consolidated State Derivative Action with prejudice; (b) the Judgment becoming Final; and (c) the filing by Federal Plaintiff of a dismissal agreement providing for the dismissal of the Federal Appeal, signed by all parties to the Federal Appeal, in accordance with Rule 42(b)(1) of the Federal Rules of Appellate Procedure. Upon the Effective Date, all Demands shall be deemed withdrawn by operation of law.
2.Upon the Effective Date, the Company, Plaintiffs, each and every other Under Armour stockholder (including their Related Persons) derivatively on behalf of the Company, and the Released Plaintiff Persons shall completely, fully, finally and forever release, relinquish, settle, waive, and discharge each and all of the Released Plaintiffs’ Claims against the Defendants and Released Defendant Persons and shall forever be barred and enjoined from commencing, instituting, prosecuting, or participating in any action or proceeding, in any court, tribunal or forum, asserting Released Plaintiffs’ Claims and any and all claims and causes of action of every nature and description, whether known or unknown (including Unknown Claims), whether arising under state, federal, common, or foreign law, that Plaintiffs asserted in any of the Settling Actions or could have asserted derivatively on behalf of the Company in the Settling Actions or in any other forum that are based on, arise out of, relate to, or involve the allegations, facts, or circumstances set forth in the Settling Actions or the Demands, except for claims relating to the enforcement of the Settlement.
3.Upon the Effective Date, each of the Defendants, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Plaintiffs and Released Plaintiff Persons.
4.Nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce the Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment.
5.THE ABOVE DESCRIPTION OF THE PROPOSED RELEASES IS A SUMMARY. The complete terms, including the complete definitions of the Effective Date, Released Defendants’ Claims, Released Defendants’ Persons, Released Plaintiffs’ Claims, Released Plaintiffs’ Persons, and Unknown Claims, are set forth in the Stipulation, which is available on the “Investor Relations” page of Under Armour’s corporate website, at https://about.underarmour.com/en-us/investors.html.
V.PLAINTIFFS’ COUNSEL’S APPLICATION FOR A FEE AND EXPENSE AWARD
1.After executing the Term Sheet memorializing the material substantive terms of the Settlement, the Settling Parties commenced arm’s-length negotiations, with the Mediator’s assistance, to determine the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits and the risks assumed by Plaintiffs’ Counsel in pursuing the Settling Actions on contingency. Following a series of written and telephonic exchanges and joint and separate discussions with the Mediator structured around the relevant factors identified in governing case law, the Settling Parties accepted the Mediator’s recommendation that Plaintiffs’ Counsel may seek a fee and expense amount of up to $4.75 million (the “Fee and Expense Amount”), subject to the Court’s approval. The Fee and Expense Amount or such lesser amount as may be approved by the Court (the “Fee and Expense Award”) shall be paid solely from and out of the Settlement Fund.
2.The Fee and Expense Amount shall be subject to the Court’s approval. Court approval of the Settlement is not contingent or conditioned upon resolution of any question relating to the Fee and Expense Amount or the Fee and Expense Award, and the Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any question relating to attorneys’ fees and expenses. A decision by the Court to approve some lesser amount or to award no fees and expenses, or any changes in the amount approved by the Court resulting from any appeal from the Final Judgment and Order of Dismissal, will not affect the finality of the Settlement.
3.The Settling Parties agree that the Fee and Expense Award shall fully satisfy any and all claims for an award of attorneys’ fees and expenses in connection with the Consolidated State Derivative Action, the Federal Derivative Action, or the Settlement. No Defendant (including Under Armour) shall be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expense on behalf of, Plaintiffs, Plaintiffs’ Counsel, or any counsel purporting to represent any other Under Armour stockholder, directly or indirectly, in connection with the Consolidated State Derivative Action, the Federal Derivative Action, or the Settlement, except as expressly provided for in the Stipulation.

4.Plaintiffs’ Counsel may apply to the Court for service awards of up to $4,000 to each Plaintiff, to be paid exclusively from any Fee and Expense Award, subject to Court approval, in consideration for the role in securing the Settlement’s benefits. A decision by the Court not to approve or to reduce any requested service award shall have no effect on the Settlement. Neither Under Armour nor any of the Defendants shall be liable for any portion of any Court-approved service award.
VI.SETTLEMENT HEARING AND RIGHT TO APPEAR AND OBJECT
1.The Court will hold the Settlement Hearing on August 14, 2025 at 9:30 a.m., via Zoom for Government. The hearing will be accessible to the public and shareholders via the information below:
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833 568 8864 US Toll-free
Meeting ID: 161 444 7256

2.Please Note: The date and time of the Settlement Hearing may change without further written notice to Current Under Armour Stockholders. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Current Under Armour Stockholders must or may participate by telephone or video, it is important that you monitor the Court’s docket before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or remote appearances at the hearing, will be posted to the Court’s docket.
3.At the Settlement Hearing, the Court will determine: (i) whether to approve the Settlement, on the terms and conditions set forth in the Stipulation, as fair, reasonable, and adequate and in the best interests of Under Armour and Under Armour’s stockholders; (ii) whether the notice of the Settlement effectuated pursuant to the Court’s June 3, 2025 Order met applicable legal and due process standards; (iii) whether the Court should enter the Judgment, substantially in the form of Exhibit C to the Stipulation, dismissing with prejudice the Consolidated State Derivative Action against all Defendants and releasing the Released Claims; (iv) whether the Court should approve Plaintiffs’ Counsel’s application for a Fee and Expense Award and Service Awards; and (v) such other matters as the Court deems appropriate.
4.You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the proposed Settlement or the Fee and Expense Amount, or to otherwise present evidence or argument that may be proper and relevant. However, no Current Under Armour Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, the Judgment to be entered approving the same, or the Application, unless such Person has filed, and served on counsel as noted below, a written and signed notice of objection that includes: (i) the objector’s name, address, and telephone number (and if represented, that of his, her, or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) documentation establishing that the objector owned shares of Under Armour common stock as of May 7, 2025, and continues to hold such Under Armour stock; (iii) a statement of all of the objector’s objections to any matters before the Court, all of the objector’s grounds for the objections or reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing.
5.If you wish to object, you must file any such written objection(s) and corresponding materials with the Clerk of the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202, on or before July 24, 2025, and serve (by hand, first-class mail, or express service) such written objection(s) and corresponding materials by that same date on each of the following Settling Parties’ counsel:

For Plaintiffs:

Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: csmith@robbinsllp.com
ssanders@robbinsllp.com

For Defendants:

Samuel P. Groner
Michael P. Sternheim
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP
One New York Plaza
New York, NY 10004
Telephone: (212) 859-8000
Facsimile: (212) 859-4000
E-mail: samuel.groner@friedfrank.com
michael.sternheim@friedfrank.com
G. Stewart Webb, Jr. VENABLE LLP 750 East Pratt Street, Suite 900 Baltimore, MD 21202 Telephone: (410) 244-7400 Facsimile: (410) 244-7742 E-mail: gswebb@venable.com

James D. Wareham
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP
801 17th Street, NW
Washington, DC 20006
Telephone: (202) 639-700
Facsimile: (202) 639-7003
E-mail: james.wareham@friedfrank.com

6.Documentation establishing ownership of Under Armour common stock must consist of copies of monthly brokerage account statements or an authorized statement from the objector’s broker containing the information found in an account statement.
7.Unless the Court otherwise directs, no Person shall be entitled to object to the proposed Settlement, the proposed Judgment to be entered upon approval of the Settlement, the Fee and Expense Award, or to the Service Awards, or to otherwise be heard, except by serving and filing a written objection and supporting papers as prescribed above. Any Person who fails to object in the manner described above shall be (a) deemed to have forever waived the right to object to any aspect of the proposed Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards (including any right of appeal or collateral attack); (b) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards; and (c) deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding with respect to matters concerning the proposed Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards.
VII.HOW TO OBTAIN ADDITIONAL INFORMATION ABOUT THE SETTLEMENT
1.This Notice does not purport to be a comprehensive description of the Settlement. For the full details of the Settlement, you may review the Stipulation filed with the Court, which, along with the pleadings and records of the Consolidated State Derivative Action, may be inspected during business hours at the office of the Clerk of the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202. The Stipulation is also available on the “Investor Relations” page of Under Armour’s corporate website at https://about.underarmour.com/en-us/investors.html.
2.If you have questions regarding the Settlement, you may call the following counsel for Plaintiffs:

Craig W. Smith Shane P. Sanders ROBBINS LLP 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990 csmith@robbinsllp.com ssanders@robbinsllp.com

PLEASE DO NOT CONTACT THE COURT OR UNDER ARMOUR REGARDING THIS NOTICE.

Form and substance approved by Court Order dated June 3, 2025.